Exhibit 99.1

For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com

Standard Motor Products, Inc. Announces

Second Quarter 2022 Results and Quarterly Dividend

New York, NY, August 3, 2022......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and six months ended June 30, 2022.

Net sales for the second quarter of 2022 were $359.4 million, compared to consolidated net sales of $342.1 million during the comparable quarter in 2021. Earnings from continuing operations for the second quarter of 2022 were $20.8 million or $0.93 cents per diluted share, compared to $28.0 million or $1.23 cents per diluted share in the second quarter of 2021. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2022 were $20.8 million or $0.93 cents per diluted share, compared to $28.6 million or $1.26 per diluted share in the second quarter of 2021.

Consolidated net sales for the six months ended June 30, 2022, were $682.2 million, compared to consolidated net sales of $618.6 million during the comparable period in 2021.  Earnings from continuing operations for the six months ended June 30, 2022, were $41.4 million or $1.85 per diluted share, compared to $50.2 million or $2.21 per diluted share in the comparable period of 2021.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2022 and 2021 were $41.4 million or $1.85 per diluted share and $50.7 million or $2.23 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “Although we faced a challenging macroeconomic environment in the second quarter, we are pleased with our sales results, particularly against the record sales in the comparable period last year. Our sales improved 5.1% over last year’s strong second quarter, with particular strength in our Temperature Control division.

“By division, Engine Management sales increased 3.7% in the quarter, driven largely by acquisitions made in 2021 as well as price increases that were implemented during the quarter. Customer POS remained solid throughout the quarter against record levels from 2021, excluding Wire and Cable, which has returned to its secular decline.

“Turning to Temperature Control, an early start to the summer season provided a favorable tailwind against the challenging comparison from last year. Sales grew 7.5% year over year due to a combination of new business wins, price increases, and solid customer demand.  Record heat has continued into the 3rd quarter across the country, and while weather trends are hard to predict, we are hopeful for ongoing strong customer demand, although we face a difficult comparison relative to last year’s long, hot summer.

“We were also pleased with the performance of our specialized non-aftermarket channels. To remind you, this focuses on custom-engineered products for niche end markets such as medium and heavy-duty vehicles, construction and agricultural equipment, power sports, and others. Over the past few years we have doubled this business to a run rate of $300 million.  We continue to make progress integrating our recent acquisitions, and are making inroads as we identify cross-selling opportunities.

“Consolidated operating margins were below expectations at 7.8% in the second quarter. Inflationary pressures across many cost inputs remain a headwind, and we continue to implement price increases in an effort to offset these higher costs.  Additionally, the rapid rise in interest rates has resulted in increased costs related to customer supply chain finance programs.  We are actively pursuing initiatives to help offset these elevated operating costs.

“Given this year’s inflationary and supply chain challenges, we expect our consolidated gross margin will be lower than originally anticipated at approximately 27% for the full year.  We also note that with the projected interest rate hikes and the associated impact on our factoring program expenses, we expect our operating profit will be in the range of 7-8% of net sales.

“As previously announced, during the quarter we entered into a new five-year $500 million credit facility that includes a $100 million term loan and $400 million revolving credit facility. In addition, SMP entered into an interest rate swap agreement to fix the interest rate on $100 million of borrowings under the new facility.  This new credit facility is expected to afford us the flexibility we need to support our growth and continue to execute on strategic priorities.  The new facility should also allow for our continued focus on returning value to our shareholders with quarterly dividends and opportunistic share repurchases.

“To that point, the Board of Directors has approved payment of a quarterly dividend of 27 cents per share on the common stock outstanding, which will be paid on September 1, 2022 to stockholders of record on August 15, 2022.  Furthermore, we repurchased shares of our common stock in the amount of $19.6 million during the quarter.  To date as of this release, we have exhausted the remaining balance of the prior $30 million share repurchase authorization.  As a result, the Board of Directors has authorized a new $30 million common share repurchase plan.

“Lastly, as recently announced, we were deeply saddened by the passing of John Gethin, a Director for the company since 2016. Prior to that, John was a long-tenured leader at SMP, including many years as our Chief Operating Officer and President. He will be sorely missed. In connection with John’s passing, the Board of Directors decreased the size of the Board from ten to nine directors, effective as of July 28, 2022.

“In closing, there remains much uncertainty as we head into the second half of 2022 with respect to inflation, interest rates and the increasing risk of potential recession.  Yet we remain confident in our business and the industry’s resilience based on performance during past turbulent markets.  Underlying tailwinds including an aging fleet, limited new vehicle availability and favorable summer weather to date should help offset some of the potential near-term challenges that may persist.  Furthermore, we believe our go-to-market strategy of being a full-line full-service supplier of professional grade products continues to resonate with our customers, and our favorable manufacturing footprint which relies less on the Far East than many of our peers provides us with structural advantages to better control our supply chain. We also remain bullish on our expansion into new markets, and see vast potential in growing this business. Finally, we thank all of our people for their effort in working with us through challenging times.”

Conference Call

Standard Motor Products, Inc. will hold a conference call at 10:30 AM, Eastern Time, on Wednesday, August 3rd, 2022.   This call will be web cast and can be accessed on the Investor Relations page of our website at www.smpcorp.com and clicking on the SMPQ22022 Earnings Webcast link.  Investors may also listen to the call by dialing 866-952-8559 (domestic) or 785-424-1877 (international).   Our playback will be made available for dial in immediately following the call.   For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call.   The playback number is 800-934-8221 (domestic) or 402-220-6990 (international). The participant passcode is 94640.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
NET SALES	$359,412	$342,076	$682,243	$618,629

COST OF SALES	263,061	242,804	496,052	435,573

GROSS PROFIT	96,351	99,272	186,191	183,056

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	68,468	62,347	131,352	116,807
RESTRUCTURING AND INTEGRATION EXPENSES	3	-	44	-
OTHER INCOME, NET	13	-	13	-

OPERATING INCOME	27,893	36,925	54,808	66,249

OTHER NON-OPERATING INCOME, NET	1,927	832	3,376	1,467

INTEREST EXPENSE	1,821	495	2,626	704

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	27,999	37,262	55,558	67,012

PROVISION FOR INCOME TAXES	7,122	9,248	14,127	16,834

EARNINGS FROM CONTINUING OPERATIONS	20,877	28,014	41,431	50,178

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,666)	(853)	(2,782)	(2,017)

NET EARNINGS	19,211	27,161	38,649	48,161

NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	85	19	77	19

NET EARNINGS ATTRIBUTABLE TO SMP (a)	$19,126	$27,142	$38,572	$48,142

NET EARNINGS ATTRIBUTABLE TO SMP
EARNINGS FROM CONTINUING OPERATIONS	$20,792	$27,995	$41,354	$50,159
LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,666)	(853)	(2,782)	(2,017)
TOTAL	$19,126	$27,142	$38,572	$48,142

NET EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SMP
BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.96	$1.26	$1.89	$2.25
DISCONTINUED OPERATION	(0.08)	(0.04)	(0.13)	(0.09)
NET EARNINGS PER COMMON SHARE - BASIC	$0.88	$1.22	$1.76	$2.16

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.93	$1.23	$1.85	$2.21
DISCONTINUED OPERATION	(0.07)	(0.03)	(0.13)	(0.09)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.86	$1.20	$1.72	$2.12

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	21,757,998	22,198,545	21,867,644	22,257,922
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,255,642	22,686,384	22,372,702	22,741,171

(a) “SMP” refers to Standard Motor Products, Inc. and subsidiaries.

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED JUNE 30,				SIX MONTHS ENDED JUNE 30,
	2022		2021		2022		2021
	(unaudited)				(unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety
Related System Products	$202,823		$192,486		$403,177		$366,152
Wire and Cable	39,050		40,730		77,953		79,082
Engine Management	241,873		233,216		481,130		445,234

Compressors	72,063		69,577		115,340		102,951
Other Climate Control Parts	42,369		36,894		80,413		65,993
Temperature Control	114,432		106,471		195,753		168,944

All Other	3,107		2,389		5,360		4,451
Revenues	$359,412		$342,076		$682,243		$618,629

Gross Margin
Engine Management	$62,294	25.8%	$67,532	29.0%	$127,829	26.6%	$132,602	29.8%
Temperature Control	30,564	26.7%	28,658	26.9%	50,550	25.8%	44,653	26.4%
All Other	3,493		3,167		7,812		5,886
Gross Margin	$96,351	26.8%	$99,357	29.0%	$186,191	27.3%	$183,141	29.6%
One-Time Acquisition Costs	-	0.0%	(85)	0.0%	-	0.0%	(85)	0.0%
Gross Margin	$96,351	26.8%	$99,272	29.0%	$186,191	27.3%	$183,056	29.6%

Selling, General & Administrative
Engine Management	$41,204	17.0%	$37,063	15.9%	$79,982	16.6%	$71,019	16.0%
Temperature Control	18,299	16.0%	15,429	14.5%	33,067	16.9%	27,832	16.5%
All Other	8,965		9,185		18,303		17,286
Selling, General & Administrative	$68,468	19.1%	$61,677	18.0%	$131,352	19.3%	$116,137	18.8%
One-Time Acquisition Costs	-	0.0%	670	0.2%	-	0.0%	670	0.1%
Selling, General & Administrative	$68,468	19.1%	$62,347	18.2%	$131,352	19.3%	$116,807	18.9%

Operating Income
Engine Management	$21,090	8.7%	$30,469	13.1%	$47,847	9.9%	$61,583	13.8%
Temperature Control	12,265	10.7%	13,229	12.4%	17,483	8.9%	16,821	10.0%
All Other	(5,472)		(6,018)		(10,491)		(11,400)
Subtotal	$27,883	7.8%	$37,680	11.0%	$54,839	8.0%	$67,004	10.8%
One-Time Acquisition Costs	-	0.0%	(755)	-0.2%	-	0.0%	(755)	-0.1%
Restructuring & Integration	(3)	0.0%	-	0.0%	(44)	0.0%	-	0.0%
Other Income, Net	13	0.0%	-	0.0%	13	0.0%	-	0.0%
Operating Income	$27,893	7.8%	$36,925	10.8%	$54,808	8.0%	$66,249	10.7%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP EARNINGS FROM CONTINUING OPERATIONS	$20,792	$27,995	$41,354	$50,159

RESTRUCTURING AND INTEGRATION EXPENSES	3	-	44	-
ONE-TIME ACQUISITION COSTS	-	755	-	755
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(196)	(11)	(196)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$20,795	$28,554	$41,387	$50,718

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.93	$1.23	$1.85	$2.21

RESTRUCTURING AND INTEGRATION EXPENSES	-	-	-	-
ONE-TIME ACQUISITION COSTS	-	0.03	-	0.03
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	-	-	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.93	$1.26	$1.85	$2.23

OPERATING INCOME

GAAP OPERATING INCOME	$27,893	$36,925	$54,808	$66,249

RESTRUCTURING AND INTEGRATION EXPENSES	3	-	44	-
ONE-TIME ACQUISITION COSTS	-	755	-	755
OTHER (INCOME) EXPENSE, NET	(13)	-	(13)	-	LAST TWELVE MONTHS ENDED		YEAR ENDED
					JUNE 30,		DECEMBER 31,
NON-GAAP OPERATING INCOME	$27,883	$37,680	$54,839	$67,004	2022	2021	2021
					(Unaudited)
EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$27,999	$37,262	$55,558	$67,012	$119,011	$145,614	$130,465

DEPRECIATION AND AMORTIZATION	6,941	6,586	13,893	13,100	28,036	26,546	27,243
INTEREST EXPENSE	1,821	495	2,626	704	3,950	1,387	2,028
EBITDA	36,761	44,343	72,077	80,816	150,997	173,547	159,736

RESTRUCTURING AND INTEGRATION EXPENSES	3	-	44	-	436	250	392
ONE-TIME ACQUISITION COSTS	-	755	-	755	956	755	1,711
INTANGIBLE ASSET IMPAIRMENT	-	-	-	-	-	2,600	-
SPECIAL ITEMS	3	755	44	755	1,392	3,605	2,103

EBITDA WITHOUT SPECIAL ITEMS	$36,764	$45,098	$72,121	$81,571	$152,389	$177,152	$161,839

MANAGEMENT BELIEVES THAT NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WHICH ARE ATTRIBUTABLE TO SMP, AND NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY’S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)

ASSETS

CASH	$14,186	$21,755

ACCOUNTS RECEIVABLE, GROSS	235,669	186,774
ALLOWANCE FOR EXPECTED CREDIT LOSSES	6,012	6,170
ACCOUNTS RECEIVABLE, NET	229,657	180,604

INVENTORIES	551,415	468,755
UNRETURNED CUSTOMER INVENTORY	21,405	22,268
OTHER CURRENT ASSETS	26,198	17,823

TOTAL CURRENT ASSETS	842,861	711,205

PROPERTY, PLANT AND EQUIPMENT, NET	104,931	102,786
OPERATING LEASE RIGHT-OF-USE ASSETS	39,827	40,469
GOODWILL	131,125	131,652
OTHER INTANGIBLES, NET	101,649	106,234
DEFERRED INCOME TAXES	34,086	36,126
INVESTMENT IN UNCONSOLIDATED AFFILIATES	44,885	44,087
OTHER ASSETS	27,188	25,402

TOTAL ASSETS	$1,326,552	$1,197,961

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT PORTION OF REVOLVING CREDIT FACILITY	$56,000	$125,298
CURRENT PORTION OF TERM LOAN AND OTHER DEBT	7,954	3,117
ACCOUNTS PAYABLE	140,082	137,167
ACCRUED CUSTOMER RETURNS	55,725	42,412
ACCRUED CORE LIABILITY	23,117	23,663
ACCRUED REBATES	41,647	42,472
PAYROLL AND COMMISSIONS	35,985	45,058
SUNDRY PAYABLES AND ACCRUED EXPENSES	49,710	57,182

TOTAL CURRENT LIABILITIES	410,220	476,369

LONG-TERM DEBT	203,500	21
NONCURRENT OPERATING LEASE LIABILITY	30,039	31,206
ACCRUED ASBESTOS LIABILITIES	48,025	52,698
OTHER LIABILITIES	22,119	25,040

TOTAL LIABILITIES	713,903	585,334

TOTAL SMP STOCKHOLDERS’ EQUITY	601,586	601,580
NONCONTROLLING INTEREST	11,063	11,047
TOTAL STOCKHOLDERS’ EQUITY	612,649	612,627

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,326,552	$1,197,961

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED JUNE 30,
	2022	2021
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$38,649	$48,161
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	13,893	13,100
OTHER	10,831	4,127
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(49,659)	(4,715)
INVENTORY	(87,744)	(46,682)
ACCOUNTS PAYABLE	1,591	16,097
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(7,102)	3,220
SUNDRY PAYABLES AND ACCRUED EXPENSES	(5,020)	(6,491)
OTHER	(10,772)	(3,664)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(95,333)	23,153

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(109,267)
CAPITAL EXPENDITURES	(13,203)	(11,709)
OTHER INVESTING ACTIVITIES	-	2
NET CASH USED IN INVESTING ACTIVITIES	(13,203)	(120,974)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	139,319	127,250
PURCHASE OF TREASURY STOCK	(25,605)	(11,096)
DIVIDENDS PAID	(11,822)	(11,134)
PAYMENTS OF DEBT ISSUANCE COSTS	(2,128)	-
OTHER FINANCING ACTIVITIES	1,903	694
NET CASH PROVIDED BY FINANCING ACTIVITIES	101,667	105,714

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(700)	72
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,569)	7,965
CASH AND CASH EQUIVALENTS at beginning of period	21,755	19,488
CASH AND CASH EQUIVALENTS at end of period	$14,186	$27,453